EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Pacific Health Care Organization, Inc. (the “Company”) for the period ended March 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Tom Kubota, Chief Executive Officer of the Company, and Fred Odaka, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 12, 2016                                                                            /s/ Tom Kubota
   Tom Kubota
   Chief Executive Officer

Date: May 12, 2016                                                                           /s/ Fred Odaka
   Fred Odaka
   Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Pacific Health Care Organization, Inc. and will be retained by Pacific Health Care Organization, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Report), irrespective of any general incorporation language contained in such filing.